Exhibit 99.1

AxoGen, Inc. Closes $18 Million Offering and Moves to NASDAQ

Files second quarter 2013 quarterly report on Form 10-Q

ALACHUA, FL – August 15, 2013 – AxoGen, Inc. (NASDAQ: AXGN), a leading regenerative medicine company focused on the commercialization of proprietary products and technologies for peripheral nerve reconstruction and regeneration, today announced the closing of an underwritten offering of 6,000,000 shares of its common stock at a price to the public of $3.00 per share. The Company received gross proceeds of approximately $18 million, excluding the underwriters’ over-allotment option and deductions for underwriting discounts and commissions and estimated expenses.

AxoGen also announced that it has filed its quarterly report on Form 10-Q for the second quarter of 2013 with the Securities and Exchange Commission (SEC). Second quarter 2013 highlights included:

•	Revenues increased 42.2% from 2Q 2012 to $2.86 million

•	Gross profit increased 47.6% from 2Q 2012 to $2.23 million

•	Gross profit margin at 77.9%, up 2.8% from 2Q 2012

•	Operating Loss increased 38.2% from 2Q 2012 to $2.19 million

•	Received CE Mark and Health Canada Approval for AxoGuard® Nerve Protector and AxoGuard® Nerve Connector

Karen Zaderej, Chief Executive Officer of AxoGen, said, “I am delighted with the many milestones AxoGen has achieved this year. Our move to NASDAQ places AxoGen among the leading innovative growth companies; provides more efficient trading for our shareholders; and increases our visibility to institutional shareholders. The successful closing of this $18 million stock offering provides additional validation of the peripheral nerve repair market as a growth segment. In addition, our strong revenue performance to date demonstrates the traction we are gaining in that market. ”

AxoGen will use the net proceeds from the offering to expand product commercialization and marketing efforts for its portfolio of peripheral nerve repair products (Avance® Nerve Graft, AxoGuard® Nerve Connector and AxoGuard® Nerve Protector); to further develop its product pipeline; and for general working capital purposes.

A registration statement relating to these securities has been declared effective by the SEC. The registration statement may be accessed through the SEC’s website at www.sec.gov. JMP Securities LLC is acted as the sole book-running manager in the offering and Ladenburg Thalmann & Co. Inc., acted as co-manager. Copies of the final prospectus relating to this offering may be obtained from JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, California 94111, Attention: Prospectus Department, (415) 835-8985.

About AxoGen, Inc.

AxoGen (NASDAQ: AXGN) is a leading regenerative medicine company dedicated to advancing the science and commercialization of peripheral nerve repair solutions. The Company’s innovative approach to regenerative medicine has resulted in first-in-class products that we believe will define their product categories. AxoGen’s products offer a full suite of surgical nerve repair solutions including Avance® Nerve Graft, the only off-the-shelf commercially available processed nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa ExtraCellular Matrix (ECM) coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments.

AxoGuard® Nerve Connector and AxoGuard® Nerve Protector are manufactured in the United States by Cook Biotech Incorporated, West Lafayette, Indiana, and are distributed exclusively by AxoGen. AxoGen is the parent of its wholly owned operating subsidiary, AxoGen Corporation. AxoGen’s principal executive office and operations are located in Alachua, FL. To receive email alerts directly from AxoGen, please click here www.axogeninc.com/emailalerts.html.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “continue”, “may”, “should”, “will” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product commercialization and marketing efforts for its portfolio of peripheral nerve repair products, Avance® Nerve Graft, AxoGuard® Nerve Connector and AxoGuard® Nerve Protector, product development, financial performance, sales growth, product adoption, market awareness of our products, data validation and our ability to maintain the listing of our common stock on a national securities exchange. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen’s business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the registration statement and the final prospectus.

Contact:

AxoGen, Inc.

Greg Freitag, Chief Financial Officer

386.462.6856

InvestorRelations@AxoGenInc.com